L:\SECFILES\10-K\8036S.DOC 3
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GENERAL MOTORS CORPORATION                                         EXHIBIT 11
AND SUBSIDIARIES                     COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                                ATTRIBUTABLE TO COMMON STOCKS

                                                Year Ended December 31, 1993
                                                -----------------------------
                                                  $1-2/3
                                                Par Value   Class E   Class H
                                                  Common     Common    Common
                                                  Stock      Stock     Stock
                                                ---------   -------   -------
                                                 (Dollars in Millions Except
                                                      Per Share Amounts)

Net income attributable to stocks. . . . . . .   $1,894.1   $367.2    $204.5
Dividends and accumulation of redemption
  value on preferred and preference stocks . .      356.8        -         -
                                                  -------    -----     -----
Earnings attributable to common stocks . . . .    1,537.3    367.2     204.5
Dividends on common stocks . . . . . . . . . .      565.8     97.2      64.1
                                                  -------    -----     -----
Undistributed earnings . . . . . . . . . . . .      971.5    270.0     140.4
Adjustments
  Add-back dividends on assumed conversion
    of preference stocks . . . . . . . . . . .        4.6        -         -
  Change in earnings attributable to each
    class of common stock related to the
    assumed share transactions * . . . . . . .      (10.5)    10.5         -
  Attributable to conversion of options.*. . .      (6.6)      0.1       6.5
  Dividends on assumed common stock
    transactions . . . . . . . . . . . . . . .      (6.1)     (2.8)     (2.0)
                                                  -------    -----     -----
Adjusted earnings attributable
  to common stocks . . . . . . . . . . . . . .     $952.9   $277.8    $144.9
                                                  =======    =====     =====
Weighted average shares outstanding
  (in millions). . . . . . . . . . . . . . . .      710.2    243.0      88.6
Adjustments
  Shares issued on assumed conversion of
    preference stocks *. . . . . . . . . . . .          -      7.0         -
  Assumed exercise of dilutive stock options *       7.5         -       2.8
                                                    -----    -----     -----
Adjusted weighted average shares outstanding .      717.7    250.0      91.4
                                                    =====    =====     =====
Per Share Data
Earnings per share attributable to
  undistributed earnings on common stocks. . .      $1.33    $1.11     $1.58
Dividends. . . . . . . . . . . . . . . . . . .       0.80     0.40      0.72
                                                     ----     ----      ----
Earnings per share attributable to
  common stocks. . . . . . . . . . . . . . . .      $2.13    $1.51     $2.30
                                                     ====     ====      ====

Note: The difference between fully diluted and primary earnings per share is immaterial.

* The assumed conversion of preference stocks and exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.





                                        IV-13
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GENERAL MOTORS CORPORATION
AND SUBSIDIARIES                     COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                                ATTRIBUTABLE TO COMMON STOCKS

                                                Year Ended December 31, 1992
                                                ----------------------------
                                                  $1-2/3
                                                Par Value   Class E  Class H
                                                  Common     Common   Common
                                                  Stock      Stock    Stock
                                                ---------   -------  -------
                                                 (Dollars in Millions Except
                                                      Per Share Amounts)
Net income (loss) attributable to stocks (before
  cumulative effect of accounting changes) . .  ($2,914.3)  $278.4    $15.3
Dividends and accumulation of redemption value
  on preferred and preference stocks . . . . .      306.3        -        -
                                                  -------    -----     ----
Earnings (Loss) attributable to common stocks.   (3,220.6)   278.4     15.3
Dividends on common stocks . . . . . . . . . .      945.4     76.1     53.3
                                                  -------    -----    -----
Undistributed earnings (loss). . . . . . . . .   (4,166.0)   202.3    (38.0)
Adjustments
  Add-back dividends on assumed conversion
    of preference stocks . . . . . . . . . . .       19.8        -        -
  Change in earnings attributable to each
    class of common stock related to the
    assumed share transactions (1) . . . . . .      (46.2)    46.2        -
  Dividends on assumed common stock
    transactions . . . . . . . . . . . . . . .          -    (12.5)       -
                                                  -------    -----     ----
Adjusted earnings (loss) attributable to
  common stocks. . . . . . . . . . . . . . . .  ($4,192.4)  $236.0   ($38.0)
                                                  =======    =====     ====
Weighted average shares outstanding
  (in millions). . . . . . . . . . . . . . . .      670.5    209.1     75.3
Adjustments
  Shares issued on assumed conversion of
    preference stocks (1). . . . . . . . . . .          -     34.8        -
                                                    -----    -----     ----
Adjusted weighted average shares outstanding .      670.5    243.9     75.3
                                                    =====    =====     ====
Per Share Data
Earnings (Loss) per share attributable to
  undistributed earnings (loss) on common
  stocks (before cumulative effect of
  accounting changes). . . . . . . . . . . . .     ($6.25)   $0.97   ($0.50)
Cumulative effect of accounting changes at
  January 1, 1992. . . . . . . . . . . . . . .     (33.43)       -    (2.18)
Dividends. . . . . . . . . . . . . . . . . . .       1.40     0.36     0.72
Adjustment . . . . . . . . . . . . . . . . . .          -        -
(0.33)(2)
                                                    -----     ----     ----
Earnings (Loss) per share attributable
  to common stocks . . . . . . . . . . . . . .    ($38.28)   $1.33   ($2.29)
                                                    =====     ====     ====

Note: The difference between fully diluted and primary earnings per share is immaterial.
(1) The assumed conversion of preference stocks and exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income (Loss).
(2) The per-share reported loss attributable to Class H common stock of ($2.29) equals the sum of the separate computations of each of the four quarters, consistent with the requirements for calculating earnings per share based on GMHE earnings and the Class H denominator. The calendar year calculation shown above (based on 1992 weighted average outstanding Class H shares for the year) requires an adjustment of ($0.33) due to the significant differences in the average number of shares outstanding in each quarter and the variations in quarterly earnings.
                                        IV-14

GENERAL MOTORS CORPORATION
AND SUBSIDIARIES                     COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                                ATTRIBUTABLE TO COMMON STOCKS

                                                Year Ended December 31, 1991
                                                -----------------------------
                                                  $1-2/3
                                                Par Value   Class E   Class H
                                                  Common     Common    Common
                                                  Stock      Stock     Stock
                                                ---------   -------   -------
                                                 (Dollars in Millions Except
                                                      Per Share Amounts)
Net income (loss) attributable to stocks (before
  cumulative effect of accounting changes) . .  ($5,314.2)  $229.7     $92.5
Dividends and accumulation of redemption value
  on preferred and preference stocks . . . . .       70.4        -         -
                                                  -------    -----      ----
Earnings (Loss) attributable to common stocks.   (5,384.6)   229.7      92.5
Dividends on common stocks . . . . . . . . . .      983.4     62.5      54.3
                                                  -------    -----      ----
Undistributed earnings (loss). . . . . . . . .   (6,368.0)   167.2      38.2
Adjustments
  Add-back dividends on assumed conversion
    of preference stocks . . . . . . . . . . .       19.0        -         -
  Add-back dividend equivalents on
    undelivered restricted stock units . . . .        0.2        -         -
  Change in earnings attributable to each
    class of common stock related to the
    assumed share transactions * . . . . . . .      (97.5)    46.0      51.5
  Dividends on assumed common stock transactions        -    (13.1)    (10.6)
Interest on funding. . . . . . . . . . . . . .       (9.8)       -         -
20% of total outstanding stock limitation. . .       31.4        -     (31.4)
                                                  -------    -----      ----
Adjusted earnings (loss) attributable to
  common stocks. . . . . . . . . . . . . . . .  ($6,424.7)  $200.1     $47.7
                                                  =======    =====      ====
Weighted average shares outstanding
  (in millions). . . . . . . . . . . . . . . .      614.6    195.3      73.7
Adjustments
  Shares issued on assumed conversion of
    preference stocks *. . . . . . . . . . . .          -     39.1         -
  Assumed exercise of restricted stock units .          -      0.4       0.3
  Assumed repurchase of common stock subject
    to put options . . . . . . . . . . . . . .          -        -      39.3
  Assumed exercise of dilutive stock options *          -      1.3         -
20% of total outstanding stock limitation. . .          -        -     (24.9)
                                                    -----    -----      ----
Adjusted weighted average shares outstanding .      614.6    236.1      88.4
                                                    =====    =====      ====
Per Share Data
Earnings (Loss) per share attributable to
  undistributed earnings (loss) on common
  stocks (before cumulative effect of
  accounting changes). . . . . . . . . . . . .    ($10.45)   $0.85     $0.54
Cumulative effect of accounting changes at
  January 1, 1991. . . . . . . . . . . . . . .       0.88    (0.03)     0.13
Dividends. . . . . . . . . . . . . . . . . . .       1.60     0.32      0.72
                                                    -----     ----      ----
Earnings (Loss) per share
  attributable to common stocks. . . . . . . .     ($7.97)   $1.14     $1.39
                                                    =====     ====      ====

Note: The difference between fully diluted and primary earnings per share is immaterial.

* The assumed conversion of preference stocks and exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.

                                        IV-15